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                                  PRESS RELEASE

         VA SOFTWARE REPORTS FOURTH QUARTER AND FISCAL YEAR 2005 RESULTS
              Fiscal year software revenue grows 51% year-over-year

FREMONT, CA--August 30, 2005--VA Software Corporation (Nasdaq: LNUX), a leading provider of software, information and community support for IT and development professionals, today announced financial results for its fourth quarter and fiscal year 2005, ended July 31, 2005.

Total fourth quarter fiscal 2005 revenue grew to $8.4 million, compared to fourth quarter fiscal 2004 total revenue of $7.3 million. Software revenue increased 34% to $2.2 million in fourth quarter fiscal 2005 from $1.6 million in fourth quarter fiscal 2004. For the year ending July 31, 2005, total revenue grew to $32.9 million, compared to $29.3 million for the year ending July 31, 2004, while software revenue grew 51% to $7.6 million for the year ending July 31, 2005 compared to $5.0 million for the year ending July 31, 2004.

On a GAAP basis, the fourth quarter fiscal 2005 net loss was $1.0 million, or $0.02 per share, compared to last year's fourth quarter fiscal 2004 GAAP net loss of $0.9 million, or $0.01 per share. For the year ended July 31, 2005, the company's GAAP net loss was $4.7 million, or $0.08 per share, compared to $7.6 million, or $0.13 per share, for the year ended July 31, 2004.

As specified in the attached reconciliation of net loss as reported to pro forma net loss, the fourth quarter fiscal 2005 net loss was $0.9 million, or $0.01 per share, compared to the fourth quarter fiscal 2004 net loss of $0.9 million, or $0.01 per share. The fiscal 2005 net loss before non-recurring charges was $4.7 million, or $0.08 per share, compared to fiscal 2004 net loss before non-recurring charges of $6.0 million, or $0.10 per share. Cash and investments remain strong at $39.4 million as of July 31, 2005.

"We are pleased with our performance this quarter. Our software revenue grew by 34% year-over-year as we saw new and current customers purchase more seats. Our media sales team is fully staffed as we enter the first quarter of FY 06. Our gross margin improved and our reported loss was comparable to last year despite an expense of $0.9 million for Sarbanes Oxley compliance-related expense that impacted the quarter," said Ali Jenab, president and CEO. "We are excited about our prospects for FY 06. The new version of SourceForge Enterprise Edition released in April 2005 is a much stronger collaborative tool that meets the needs of enterprises. We are making significant improvements to SourceForge.net that will benefit both the user community as well as the advertisers reaching out to that community. Our other media properties offer solutions that meld advertiser branding with site editorial. We enter fiscal 2006 with these product improvements and strong sales pipelines."

A conference call to review results will be held at 5:00 pm (Eastern) today. The call may be accessed via webcast at http://www.vasoftware.com or by dialing
(800) 862-9098 or (785) 424-1051. A replay of the call will be available for 30 days by dialing (888) 562-0857 or (402) 220-7341.


Recent Highlights

o Customers. Through the fourth quarter of fiscal 2005, VA Software has sold the SourceForge solution to a total of 130 customers. During the quarter, Applied Biosystems, British Telecom, Aeroflex, Doner Advertising and E*Trade were added to the installed base. In addition, existing customers including Los Alamos National Laboratories, ETAS, Eli Lilly, Hewlett Packard and Metasolv purchased additional SourceForge licenses or services.

o    SourceForge(R)   Enterprise   Edition   added   in-depth,    out-of-the-box
     integration  with  Perforce,  the Fast  Software  Configuration  Management

     System, as well as a new, simplified SCM Adapter that enables other Software Configuration Management (SCM) tools to be rapidly integrated with SourceForge Enterprise Edition. SourceForge Enterprise Edition also supports out-of-the-box integration with CVS and Subversion.

o SourceForge.net. In order to improve the user experience on SourceForge.net and offer new opportunities to advertisers, OSTG commenced a re-architecture of SourceForge.net, the world's leading development and download repository of open source code and applications. OSTG also launched Eclipse.TechForge.com, a community site focused on the Eclipse Open Source platform, plug-ins and associated technology from SourceForge.net. TechForge channels provide IT professionals and developers with in-depth resources and information about specific vertical technologies. SourceForge.net now offers "Real time Statistics," which allows site subscribers to view traffic statistics with hourly granularity for the past 48 hours. SourceForge.net's new Advanced Search service includes Boolean searching, pervasive search and near-real time search data updates.

o OSTG. In an effort to better meet the needs of advertisers and provide the community with better navigation, OSTG introduced a new and innovative marketing program that provides advertisers and visitors with a contextually relevant content integration program. OSTG's latest Integrated Marketing Solutions include SourceForge.net category sponsorships.
     Integrated into site navigation, this program enables vendors to create awareness, consideration and adoption of their products and services in a targeted environment. Limited to three sponsors per category, this program provides significant share of voice for advertisers in their desired technology category.

     The OSTG network as a whole serves more than 290 million page views and nearly 19 million unique visitors monthly.* This ranks OSTG among the top technology networks both in terms of size and purchasing power. Advertisers and sponsors of the network include Microsoft, Vonage, AMD, Rackspace, IBM, HP and Sun Microsystems.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, VA Software uses non-GAAP financial results. Non-GAAP net loss and loss per share exclude amortization of intangible assets and deferred stock compensation, as well as restructuring costs and other special charges. These non-GAAP adjustments are provided to enhance the user's overall understanding of current financial performance and prospects for the future. Specifically, VA believes the non-GAAP results provide useful information to both management and investors by excluding certain unusual expenses that VA believes are not indicative of core operating results. In addition, because VA has historically reported non-GAAP results to the investment community, VA believes the inclusion of non-GAAP numbers provides consistency in financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The method VA uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About VA Software

VA Software (Nasdaq: LNUX) is at the center of today's technology revolution and incites innovation by empowering the IT and developer communities with information, community support and software. VA Software is the parent company of OSTG (Open Source Technology Group), and the creator of SourceForge. SourceForge.net is the global nexus for the Open Source community with more than 100,000 Open Source projects and over 1 million registered users. SourceForge Enterprise Edition optimizes distributed development for Fortune 500 companies.

OSTG, the cornerstone of the Open Source movement, is the leading online network for IT managers and development professionals. OSTG technology-focused sites include Slashdot.org, SourceForge.net, ITManagersJournal.com, NewsForge.com, Linux.com and freshmeat.net. OSTG also runs ThinkGeek.com, an online retailer of technology products, and the MediaBuilder network, featuring AnimationFactory.com. OSTG receives more than 290 million page views and nearly 19 million unique visitors monthly.

For more information about VA Software, visit www.vasoftware.com. For more information about OSTG, visit www.ostg.com.

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our business and sales pipeline, our prospects for our fiscal year 2006, expected benefits of the latest version of SourceForge Enterpirse Edition, and the ongoing improvements to SourceForge.net with expected benefits therefrom. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: VA's success in expanding its SourceForge enterprise software business; the size and timing of execution of enterprise-level licenses; VA's reliance upon strategic relationships with other companies; VA's success in designing and offering inovative online advertising programs; decreases or delays in online advertising spending; VA's ability to achieve and sustain higher levels of revenue; VA's ability to protect and defend its intellectual property rights; rapid technological and market change; future guidelines and interpretations regarding software revenue recognition; unforeseen expenses that VA may incur in future quarters; and competition with, and pricing pressures from more established competitors. Investors should consult VA's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 31, 2004 and Form 10-Q for the fiscal quarter ended April 30, 2005, for further information regarding these and the other risks of the Company's business. These documents are available at the SEC Web site: www.sec.gov. VA assumes no obligation to update the forward-looking information contained in this news release.

Note to editors: VA Software, SourceForge and OSTG are trademarks or registered trademarks of VA Software Corporation in the United States and other countries. SourceForge.net, Slashdot and freshmeat are registered trademarks of OSTG, Inc., in the United States and other countries. ThinkGeek is a registered trademark of ThinkGeek, Inc., in the United States and other countries. All other trademarks are property of their respective owners.

* Publisher's own data based on internal traffic audits.

Contact:

Investor Relations
VA Software Corp.
(510) 687-8731
ir@vasoftware.com
-----------------

                             VA Software Corporation
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                           Three Months Ended                              Year Ended
                                                -----------------------------------------    ---------------------------------------
                                                   July 31, 2005         July 31, 2004        July 31, 2005         July 31, 2004
                                                --------------------    -----------------    -----------------    ------------------
  Software revenues                             $             2,175          $     1,618          $     7,555          $      4,995
  Online Media revenues                                       2,221                2,666                8,130                 9,728
  E-Commerce revenues                                         3,383                2,527               14,918                12,567
  Online Images revenues                                        572                  506                2,284                 1,922
  Other revenues                                                  -                    -                    -                    49
                                                --------------------    -----------------    -----------------    ------------------
       Net revenues                                           8,351                7,317               32,887                29,261

  Software cost of revenues                                     254                  364                1,028                 1,860
  Online Media cost of revenues                                 811                  780                3,320                 2,969
  E-commerce cost of revenues                                 2,548                2,197               11,591                10,225
  Online Images cost of revenues                                109                  131                  495                   495
  Other cost of revenues                                          -                 (12)                    -                  (12)
                                                --------------------    -----------------    -----------------    ------------------
       Cost of revenues                                       3,722                3,460               16,434                15,537
                                                --------------------    -----------------    -----------------    ------------------
       Gross margin                                           4,629                3,857               16,453                13,724
  Operating Expenses:
       Sales and marketing                                    2,514                2,470               10,060                10,093
       Research and development                               1,481                1,522                6,122                 6,732
       General and administrative                             1,792                  893                5,925                 4,665
       Restructuring costs and other special
       charges                                                    -                    -                (101)                 3,209
       Amortization of deferred stock
       compensation                                               -                    -                    -                    20
       Amortization of intangible assets                          1                    3                   12                    12
                                                --------------------    -----------------    -----------------    ------------------
          Total operating expenses                            5,788                4,888               22,018                24,731
                                                --------------------    -----------------    -----------------    ------------------
  Loss from operations                                       (1,159)              (1,031)              (5,565)              (11,007)
  Remeasurement of warrant liability                              -                    -                    -                 1,566
  Interest and other, net                                       159                  170                  871                 1,801
                                                --------------------    -----------------    -----------------    ------------------
  Net loss                                      $            (1,000)    $           (861)    $         (4,694)    $          (7,640)
                                                ====================    =================    =================    ==================

  Basic and diluted net loss per share          $             (0.02)    $          (0.01)    $          (0.08)    $           (0.13)
                                                ====================    =================    =================    ==================
  Weighted-average shares outstanding:
  Basic and diluted                                          61,586               61,141               61,454                59,684
                                                ====================    =================    =================    ==================

  Reconciliation of net loss as reported
  to pro forma net loss:                                   Three Months Ended                              Year Ended
                                                -----------------------------------------    ---------------------------------------
                                                   July 31, 2005         July 31, 2004        July 31, 2005         July 31, 2004
                                                --------------------    -----------------    -----------------    ------------------

  Net loss as reported                          $            (1,000)    $           (861)    $         (4,694)    $          (7,640)
  Non recurring charges:
       Restructuring cost and other special
       charges                                                    -                  (12)                (101)                3,197
       Amortization of deferred stock
       compensation                                               -                    -                    -                    20
       Amortization of intangible assets                          1                    3                   12                    12
       Impairment of goodwill and intangible
       assets and other long-term assets                         87                    -                   87                     -
       Remeasurement of warrant liability                         -                    -                    -                (1,566)
                                                --------------------    -----------------    -----------------    ------------------
  Pro forma net loss                            $              (912)    $           (870)    $         (4,696)    $          (5,977)
                                                ====================    =================    =================    ==================

  Basic and diluted net loss per share - pro
  forma                                         $             (0.01)    $          (0.01)    $          (0.08)    $           (0.10)
                                                ====================    =================    =================    ==================
  Weighted-average shares outstanding:
  Basic and diluted                                          61,586               61,141               61,454                59,684
                                                ====================    =================    =================    ==================

                             VA Software Corporation

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)


                                                                   July 31, 2005                 July 31, 2004
                                                                ---------------------         ---------------------
                                                      ASSETS
Current assets:
  Cash, cash equivalents and short-term investments             $             36,614          $             28,559
  Accounts receivable, net                                                     4,306                         3,909
  Inventories                                                                    773                         1,069
  Prepaid expenses and other assets                                            1,014                         1,046
                                                                ---------------------         ---------------------
      Total current assets                                                    42,707                        34,583
Long-term investments and long-term restricted cash                            2,806                        16,933
Property and equipment, net                                                      736                         1,208
Other assets                                                                   1,132                           955
                                                                ---------------------         ---------------------
Total assets                                                    $             47,381          $             53,679
                                                                =====================         =====================


                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                              $              1,574          $              1,674
  Accrued restructuring liabilities                                            1,748                         3,440
  Deferred revenue                                                             2,134                         1,750
  Accrued liabilities and other                                                2,882                         1,853
                                                                ---------------------         ---------------------
      Total current liabilities                                                8,338                         8,717
Accrued restructuring liabilities, net of current portion                      6,107                         7,843
Other long-term liabilities                                                    1,271                         1,349
                                                                ---------------------         ---------------------
Total liabilities                                                             15,716                        17,909
                                                                ---------------------         ---------------------

Stockholders' equity:
  Common stock                                                                    62                            62
  Additional paid-in capital                                                 783,891                       783,242
  Accumulated other comprehensive gain                                          (231)                         (171)
  Accumulated deficit                                                       (752,057)                     (747,363)
                                                                ---------------------         ---------------------
      Total stockholders' equity                                              31,665                        35,770
                                                                ---------------------         ---------------------
Total liabilities and stockholders' equity                      $             47,381          $             53,679
                                                                =====================         =====================